CONSULTING AND MARKETING LICENSE
                                   AGREEMENT

THIS CONSULTING AND MARKETING LICENSE AGREEMENT (this " Agreement") is between Mark Neuhaus (the "Consultant") and the other party named on the signature page to this Agreement (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

         WHEREAS, the Company intends to develop a market for the Company's Services") for potential customers of the products and Services who are racing car enthusiasts, and

     WHEREAS, the Consultant is a professional race car driver with name recognition in the race car industry, and

         WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services, and

         WHEREAS, in connection with the services to be provided by the Consultant pursuant to this Agreement, the Company desires to grant the Consultant a non-exclusive license for the limited use of the Company's trade name, or logo, or any other trade name, trade mark or logo of the Company, as may be agreed upon by the Parties. (the "Licensed Trademarks"),

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

1.   SCOPE OF SERVICES The Company hereby retains the Consultant to promote and
     -----------------
     develop a market for the Products and Services. The Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Products and Services.

2.   TERM This Agreement shall become effective as of date set forth on the
     ----
     signature page of this Agreement, and shall continue for a period of one
     (1) year (the "Term"). Not without standing the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transition to the Consultant at the address and telecopier number last provided by the Consultant to the Company. "Cause" shall be determined solely as to the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

3.   GRANT OF NON-EXCLUSIVE LICENSE Subjects to the terms of this Agreement, the
     ------------------------------
     Company hereby grants to the Consultant, and the Consultant hereby accepts the non-exclusive license to use the Licensed Trademarks on the Consultant's racing cars, and on the Consultants racing equipment and clothing, which shall be owned by the Consultant and shall be operated by the Consultant in professional racing car competitions at the sole of discretion of the Consultant. The Company shall supply all cameras ready at work either on disc or via e- mail.

          (a) During the Term of this Agreement the Consultant shall not negotiate or enter into any license, sub-license of sub-contract or similar agreements with any third parties in respect of the Licensed Trademarks, or any right or interest granted by the Company to the Consultant pursuant to this Agreement, and the Consultant shall further refrain directly or indirectly, on his own behalf, licensing, sub-licensing or Company to the Consultant to such third parties other than the operating company that manages the race cars without the Company's prior written consent.

          (b) No license or right is granted by the Company to the Consultant, either expressly or by implication, under any license or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

         (c) The license granted pursuant to this agreement shall expire simultaneously with the Term of this Agreement, and shall be revocable at will by the Company upon written notice to the Consultant, add the Consultant shall immediately refrain from the use of any rights granted by the Company to the Consultant with respect to this license upon receipt of such written notice.

4.   COMPENSATION: Grant of Stock Option: In consideration for the services to
     ------------
     be provided by the Consultant to the Company under the terms of this Agreement, he Company agrees to grant to the Consultant upon the executive of this Agreement a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of the Company's common stocks (the Common Stocks") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:

Number of shares or Total Dollar Amount:$1,000,000.00

     Exercise Price or Percentage per Share (in Us): 15% discount of the average trading price

The term of the Option shall otherwise be set forth in a Non- Qualified Stock Option Agreement between the Company and the Consultant, substantially in the form attach as Exhibit A to this Agreement. The Company agrees to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available) pursuant to the term of such registration set forth in the Non- Qualified Stock Option Agreement.

5.   CONFIDENTIALLY The Consultant covenants that all information concerning the
     --------------
     Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to ant third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (1) was publicly known at the time of disclosure to Consultant, (2) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (3) is lawfully disclosed to the Consultant by the third party.

6.   INDEPENDENT CONTRACTOR The Consultant and the Company hereby acknowledge
     ----------------------
     that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall be taken any action from which others might reasonably infer that the Consultant is a partner or agent of or a joint venture with the Company. In addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purports to bid, the Company to any contract or agreement.

7.   MISCELLANEOUS

          a) ENTIRE AGREEMENT This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights to provide by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          b) GOVERNING LAW This Agreement shall be construed under the internal laws of the State of California, and the Parties agrees that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California or New York City, New York to be mutually agreed upon by both parties.

          c) SUCCESSORS AND ASSIGNS This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or city to assume these obligations hereunder without the prior written approval of the Company which approval shall be unreasonably withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

          d) INDEMNIFICATION The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

          e) COUNTERPARTS. This Agreement may be excused in two or more counterparts, each of which shall be deemed on original, but which when taken together shall constitute one agreement.

          f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision (s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.


                                    EXHIBIT A

                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Mark Neuhaus (the "Grantee") and other party named on the signature page to this Agreement (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

WHERAS, THE board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting and Marketing License Agreement (the "Consulting Agreement") between the company and the Grantee, of a non-qualified stock option (the "Option" ) to purchase the number of shares of the Company's common stock (the "Common Stock") specified in paragraph 1 of this Agreement, at the price specified in paragraph 1 of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual convents set forth in this Agreement, the Parties hereby agree as follows:

1.   NUMBER OF SHARES: Exercise Price Pursuant to action taken by the Board of
     -----------------
     Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("Option") to purchase the number of common shares ("Option Shares") of Common Stock set forth below, at the exercise price set forth below:

     o    Number of Shares or Total Dollar amount: $ 1,000,000.00

     o    Exercise Price or Percentage per Share in (US$) 15 % disc

2.   TERM The Option and this Agreement shall expire ten (10) years from the
     ----
     date of this Agreement.

3.   SHARES SUBJECT TO EXERCISE The Option shall be immediately exercisable and
     --------------------------
     shall remain exercisable for the entire Term specified in Paragraph 2 of this Agreement.

4.   METHOD AND TIME OF EXERCISE The Option may be exercised in whole or from
     ---------------------------
     time to time in part by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check or wire to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise. Not less than one hundred (100) Option Shares may be purchased upon exercise of the Option at any one time unless the number of Option Shares for which exercise of the Option is being made is all of the Option Shares then issuable upon exercise of the Option. Only whole shares shall be issued upon exercise of the Option.

5.   TAX WITHHOLDING As a condition to exercise of the options Grantee shall be
     ---------------
     liable to pay to all applicable federal, state and local taxes.

6.   EXERCISE FOLLOWING TERMINATION OF CONSULTING AGREEMENT The Option shall not
     ------------------------------------------------------
     terminate as a result of the termination of Grantee's services as a consultant to the Company pursuant to the Consulting Agreement.

7.   TRANSFERABILITY The Option and this Agreement may not be assigned or
     ---------------
     transferred except by will or by the laws of descent and distribution, and with consent of the Company.

8.   GRANTEE NOT A SHAREHOLDER The Grantee shall have no rights as a shareholder
     -------------------------
     with respect to the Option Shares issued from time to time upon exercise of the Option until the carrier of (1) the date issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares issuable to the Grantee upon exercise of the Option and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement , no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

9.   RESTRICTIONS AND TRANSFER The Grantee represents and agrees that, upon the
     -------------------------
     Grantee's exercise of the Option in the whole part or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

10.  SHARES QUALIFIED FOR LISTING Company represents that its Common Stock is
     ----------------------------
     qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the NASDAQ Bulletin Board, and for trading with the California Department of Corporations or such other applicable jurisdictions.

11.  REGISTRATION RIGHTS Upon signing this Agreement, the Company shall
     -------------------
     immediately, at the Company's expense, uses its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form s-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state law for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities and documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

12.  NOTICES All notices to the Company shall be addressed to the Company at the
     -------
     principal office of the Company at the address and facsimile set forth on the signature page of this Agreement, and all notices to the Grantee set forth on the signature page of this Agreement or, different, the last address and facsimile number on the file with the Company, or to such other address and facsimile numbers as either may designated to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a property addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service

13.  ADJUSTMENT If there is any change in the capitalization of the Company
     ----------
     after the date of this agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitulation of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors: provided however that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

14.  CESSATION OF CORPORATE EXISTENCE Not with standing any other provisions of
     --------------------------------
     this Agreement, in the event of the reorganization merger or consolidation of the Company with one or more corporations as a result of which the Company is not surviving corporation, or the outstanding stock of the Company to another corporation or other entity in a single transaction, before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving such new option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option for shares for the surviving corporation shall contain such terms, condition and provisions as shall be required substantially to preserve the right and benefits of the Option and this Agreement.

15.  MISCELLANEOUS

     (a) ENTIRE AGREEMENT This Agreement and the Consulting Agreement contain the entire Agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure top exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

     (b) GOVERNING LAW This Agreement shall be construed under the internal laws of the state of California, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California or New York City, New York to be mutually agreed upon by both parties.

     (c) COUNTERPART This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

     (d) SEVER ABILITY If one or more provisions of this Agreement are help to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.

Date: 3-08-01Optionee

/s/ Mark Neuhaus
---------------------------
MARK NEUHAUS

SOCIAL SECURITY NUMBER ###-##-####

ADDRESS FOR NOTICES:

P.O. Box 5629
Ketchum Id
83340

COMPANY:

--------------------------


BY: /s/ Eugene Chiaramonte
-----------------------------
Name:
TITLE: President